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                                                                    EXHIBIT 99.2

                                  CERTIFICATION

I, Ron E. Hooper, Senior Vice President Royalty Management, on behalf of Bank of America Private Bank, not in its individual capacity but solely as the trustee of Tidelands Royalty Trust "B", certify that:

         1. I have reviewed this annual report on Form 10-K of Tidelands Royalty Trust "B";

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date:  March 27, 2003

                          /s/ RON E. HOOPER
                          ----------------------------------------------------
                          Ron E. Hooper
                          Senior Vice President Royalty Management on
                          behalf of Bank of America Private Bank, not in
                          its individual capacity but solely as the trustee of Tidelands Royalty Trust "B"